Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen H. Boone
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications &
	(914) 722-4704		Community Relations
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS THIRD QUARTER RESULTS

Third Quarter Year-Over-Year Highlights:

•                  Net revenues increased 12.5% to a record $26.7 billion

•                  Pharmacy Services segment revenues increased 25.8%

•                  Retail Pharmacy segment revenues increased 3.8%, with same stores sales up 2.3%

•                  Adjusted EPS from continuing operations of $0.70

•                  GAAP diluted EPS from continuing operations of $0.65

Year-to-Date Highlights:

•                  Generated free cash flow of $3.9 billion

•                  Generated cash flow from operations of $5.0 billion

Guidance:

•                  Company narrows full-year 2011 EPS guidance range to higher end of previous range

•                  Full-year adjusted EPS from continuing operations revised to $2.77 - $2.81

•                  Full-year GAAP diluted EPS from continuing operations revised to $2.57 - $2.61

•                  Company reconfirms full-year free cash flow in the range of $4.0 billion - $4.2 billion

•                  Company reconfirms full-year cash flow from operations in the range of $5.5 billion - $5.6 billion

WOONSOCKET, RHODE ISLAND, November 3, 2011 - CVS Caremark Corporation (NYSE: CVS), today announced revenues, operating profit, and net income for the three months ended September 30, 2011.

Revenues

Net revenues for the three months ended September 30, 2011 increased $3.0 billion to $26.7 billion, up from $23.7 billion during the three months ended September 30, 2010.

Revenues in the Pharmacy Services segment increased 25.8% to $14.8 billion in the three months ended September 30, 2011. This increase was primarily associated with the addition of a previously-announced, long-term contract with Aetna, Inc., as well as new activity resulting from our acquisition of the Medicare prescription drug business of Universal American Corp. (“UAM Medicare Part D Business”) in the second quarter of 2011. Pharmacy network claims processed during the three months ended September 30, 2011 increased 39.8% to 179.2 million, compared to 128.2 million in the prior year period. The increase in pharmacy network claims was primarily due to the Company’s recent acquisition of the UAM Medicare Part D Business, the addition of the Aetna contract, and an increase in covered lives in our existing Medicare Part D Business. Mail choice claims processed during the three months ended September 30, 2011 increased approximately 8.0% to 17.5 million compared to 16.2 million in the prior year period. The increase in the mail choice claim volume was also driven by the addition of the Aetna contract.

Revenues in the Retail Pharmacy segment increased 3.8% to $14.7 billion in the three months ended September 30, 2011. Same store sales increased 2.3% over the prior year period. Pharmacy same store sales rose 2.4% and include a positive impact from Maintenance Choice™ of approximately 140 basis points on a net basis (i.e., a positive impact of approximately 170 basis points on a gross basis, net of approximately 30 basis points from the conversion of 30-day prescriptions at retail to 90-day prescriptions under the Maintenance Choice program). Pharmacy same store sales were negatively impacted by approximately 200 basis points due to recent generic introductions. Front store same store sales increased 2.0% in the three months ended September 30, 2011.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended September 30, 2011, increased $52 million to $868 million, compared with $816 million during the three months ended September 30, 2010. The increase in income from continuing operations was primarily driven by improved operating profit in the Retail Pharmacy segment. The effective income tax rate during the quarter was 39.3% compared to 39.2% in the prior year period. Adjusted earnings per share from continuing operations attributable to CVS Caremark (“Adjusted EPS”) for the three months ended September 30, 2011 and 2010 was $0.70 and $0.64, respectively. Adjusted EPS excludes $118 million and $108 million of intangible asset amortization related to acquisition activity in the three months ended September 30, 2011 and 2010, respectively. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended September 30, 2011 and 2010 was $0.65 and $0.60, respectively.

Larry Merlo, President and Chief Executive Officer, stated, “I’m very pleased with our third quarter results, which were two cents above the high end of our guidance range. This outperformance was primarily driven by better-than-expected performance in our PBM as well as accretion from our recently-executed $1 billion accelerated share repurchase. Between dividends and share repurchases, we have returned over $3 billion to our shareholders year to date and enhancing shareholder returns remains a high priority for us.”

Mr. Merlo continued, “Our retail drugstore business continues to grow and gain share while our PBM continues to demonstrate success in the selling season, with strong client retention and significant new business. I fully expect the Company to deliver substantial free cash flow for the foreseeable future, which should enable us to continue to return significant value to our shareholders.

Discontinued Operations

On September 26, 2011, the Company entered into an agreement with AmerisourceBergen Corporation (“ABC”) to sell its TheraCom, L.L.C. (“TheraCom”) subsidiary for $250 million. On November 1, 2011, the Company completed the sale of TheraCom to ABC. TheraCom is a provider of commercialization support services to the biotech and pharmaceutical industry. The TheraCom business has historically been part of the Company’s Pharmacy Services segment. The results of the TheraCom business are presented as discontinued operations and have been excluded from both continuing operations and segment results for all periods presented.

In connection with certain business dispositions completed between 1991 and 1997, the Company retained guarantees on store lease obligations for a number of former subsidiaries, including Linen ‘n Things which filed for bankruptcy in 2008. The Company’s income (loss) from discontinued operations includes lease-related costs which the Company believes it will likely be required to satisfy pursuant to its Linens ‘n Things lease guarantees.

Real Estate Program

During the three months ended September 30, 2011, the Company opened 39 new retail drugstores and closed one retail drugstore. In addition, the Company relocated 14 retail drugstores. As of September 30, 2011, the Company operated 7,384 locations, included in which were 7,304 retail drugstores, 31 retail specialty pharmacy stores, 32 apothecary pharmacy stores, 13 specialty mail order pharmacies and four mail order pharmacies in 44 states, the District of Columbia and Puerto Rico.

Guidance

Taking into account the strong underlying results year to date as well as solid expectations for the remainder of the year, the Company narrowed its earnings per share guidance range for the full year 2011 to the higher end of the previous range. The revised guidance includes the accretive impact of the recently-executed accelerated share repurchase as well as the dilutive impact from the reclassification of the TheraCom business as discontinued operations for the full year. The Company now expects adjusted EPS from continuing operations to be in the range of $2.77 to $2.81 and GAAP earnings per share from continuing operations to be in the range of $2.57 to $2.61, compared to its previous guidance range of $2.75 to $2.81, and $2.55 to $2.61, respectively. The Company also reconfirmed that it expects to generate cash flow from operations in the range of $5.5 billion to $5.6 billion and free cash flow in the range of $4.0 billion to $4.2 billion for the full year 2011.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is the largest pharmacy health care provider in the United States with integrated offerings across the entire spectrum of pharmacy care. We are uniquely positioned to engage plan members in behaviors that improve their health and to lower overall health care costs for health plans, plan sponsors and their members. CVS Caremark is a market leader in mail order pharmacy, retail pharmacy, specialty pharmacy, and retail clinics, and is a leading provider of Medicare Part D Prescription Drug Plans. As one of the country’s largest pharmacy benefits managers (PBMs), we provide access to a network of approximately 65,000 pharmacies, including more than 7,300 CVS/pharmacy® stores that provide unparalleled service and capabilities. Our clinical offerings include our signature Pharmacy Advisor™ program as well as innovative generic step therapy and genetic benefit management programs that promote more cost effective and healthier behaviors and improve health care outcomes. General information about CVS Caremark is available through the Company’s website at http://info.cvscaremark.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2010 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2011	2010	2011	2010

Net revenues	$26,674	$23,711	$78,783	$71,189
Cost of revenues	21,496	18,696	63,777	56,424
Gross profit	5,178	5,015	15,006	14,765
Operating expenses	3,594	3,537	10,633	10,389
Operating profit	1,584	1,478	4,373	4,376
Interest expense, net	155	137	437	399
Income before income tax provision	1,429	1,341	3,936	3,977
Income tax provision	562	526	1,547	1,575
Income from continuing operations	867	815	2,389	2,402
Income (loss) from discontinued operations, net of tax	—	(7)	5	(3)
Net income	867	808	2,394	2,399
Net loss attributable to noncontrolling interest	1	1	3	2
Net income attributable to CVS Caremark	$868	$809	$2,397	$2,401

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.65	$0.60	$1.77	$1.76
Income (loss) from discontinued operations attributable to CVS Caremark	—	(0.01)	0.01	(0.01)
Net income attributable to CVS Caremark	$0.65	$0.59	$1.78	$1.75
Weighted average basic common shares outstanding	1,332	1,360	1,350	1,368

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.65	$0.60	$1.76	$1.75
Income (loss) from discontinued operations attributable to CVS Caremark	—	(0.01)	0.01	(0.01)
Net income attributable to CVS Caremark	$0.65	$0.59	$1.77	$1.74
Weighted average diluted common shares outstanding	1,340	1,368	1,356	1,378

Dividends declared per common share	$0.1250	$0.0875	$0.3750	$0.2625

CVS CAREMARK CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

In millions, except per share amounts	September 30, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$1,707	$1,427
Short-term investments	5	4
Accounts receivable, net	5,901	4,925
Inventories	10,379	10,695
Deferred income taxes	444	511
Other current assets	502	144
Total current assets	18,938	17,706
Property and equipment, net	8,642	8,322
Goodwill	26,506	25,669
Intangible assets, net	9,947	9,784
Other assets	1,218	688
Total assets	$65,251	$62,169

Liabilities:
Accounts payable	$4,387	$4,026
Claims and discounts payable	3,103	2,569
Accrued expenses	4,259	3,070
Short-term debt	530	300
Current portion of long-term debt	71	1,105
Total current liabilities	12,350	11,070
Long-term debt	10,167	8,652
Deferred income taxes	3,868	3,655
Other long-term liabilities	1,348	1,058
Commitments and contingencies
Redeemable noncontrolling interest	31	34

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,636 shares issued and 1,308 shares outstanding at September 30, 2011 and 1,624 shares issued and 1,363 shares outstanding at December 31, 2010	16	16
Treasury stock, at cost: 326 shares at September 30, 2011 and 259 shares at December 31, 2010	(11,500)	(9,030)
Shares held in trust: 2 shares at September 30, 2011 and December 31, 2010	(56)	(56)
Capital surplus	27,987	27,610
Retained earnings	21,192	19,303
Accumulated other comprehensive loss	(152)	(143)
Total shareholders’ equity	37,487	37,700
Total liabilities and shareholders’ equity	$65,251	$62,169

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
In millions	2011	2010
Cash flows from operating activities:
Cash receipts from customers	$72,875	$68,524
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(55,625)	(52,953)
Cash paid to other suppliers and employees	(10,092)	(10,346)
Interest received	3	3
Interest paid	(454)	(439)
Income taxes paid	(1,672)	(1,785)
Net cash provided by operating activities	5,035	3,004

Cash flows from investing activities:
Purchases of property and equipment	(1,168)	(1,379)
Proceeds from sale-leaseback transactions	11	124
Proceeds from sale of property and equipment	1	24
Acquisitions (net of cash acquired) and other investments	(1,406)	(158)
Purchase of short-term investments	(3)	—
Maturity of short-term investments	2	1
Net cash used in investing activities	(2,563)	(1,388)

Cash flows from financing activities:
Increase in short-term debt	230	1,069
Proceeds from issuance of long-term debt	1,463	991
Repayments of long-term debt	(1,149)	(2,102)
Dividends paid	(508)	(360)
Derivative settlements	(19)	(5)
Proceeds from exercise of stock options	341	171
Excess tax benefits from stock-based compensation	12	13
Repurchase of common stock	(2,553)	(1,500)
Other	(9)	—
Net cash used in financing activities	(2,192)	(1,723)
Net increase (decrease) in cash and cash equivalents	280	(107)
Cash and cash equivalents at beginning of period	1,427	1,086
Cash and cash equivalents at end of period	$1,707	$979

Reconciliation of net income to net cash provided by operating activities:
Net income	$2,394	$2,399
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,172	1,096
Stock-based compensation	100	112
Deferred income taxes and other non-cash items	134	43
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(479)	346
Inventories	316	(242)
Other current assets	(173)	(41)
Other assets	(52)	11
Accounts payable and claims and discounts payable	716	(112)
Accrued expenses	980	(567)
Other long-term liabilities	(73)	(41)
Net cash provided by operating activities	$5,035	$3,004

Adjusted Earnings Per Share

(Unaudited)

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2011	2010(2)	2011	2010(2)

Income before income tax provision	$1,429	$1,341	$3,936	$3,977
Amortization	118	108	338	319
Adjusted income before income tax provision	1,547	1,449	4,274	4,296
Adjusted income tax provision(1)	608	568	1,679	1,701
Adjusted income from continuing operations	939	881	2,595	2,595
Net loss attributable to noncontrolling interest	1	1	3	2
Adjusted income from continuing operations attributable to CVS Caremark	$940	$882	$2,598	$2,597
Weighted average diluted common shares outstanding	1,340	1,368	1,356	1,378
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.70	$0.64	$1.91	$1.89

(1)              The adjusted income tax provision is computed using the effective income tax rate from the condensed consolidated statement of income.

(2)              The adjusted results for the three and nine months ended September 30, 2010 have been revised to reflect the results of TheraCom as discontinued operations.

Free Cash Flow

(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Nine Months Ended
	September 30,
In millions	2011	2010

Net cash provided by operating activities	$5,035	$3,004
Subtract: Additions to property and equipment	(1,168)	(1,379)
Add: Proceeds from sale-leaseback transactions	11	124
Free cash flow	$3,878	$1,749

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
September 30, 2011:
Net revenues	$14,798	$14,693	$—	$(2,817)	$26,674
Gross profit	914	4,306	—	(42)	5,178
Operating profit (loss)	657	1,123	(154)	(42)	1,584
September 30, 2010(3):
Net revenues	11,762	14,159	—	(2,210)	23,711
Gross profit	873	4,181	—	(39)	5,015
Operating profit (loss)	646	1,039	(168)	(39)	1,478
Nine Months Ended
September 30, 2011:
Net revenues	43,000	44,106	—	(8,323)	78,783
Gross profit	2,263	12,860	—	(117)	15,006
Operating profit (loss)	1,496	3,459	(465)	(117)	4,373
September 30, 2010(3):
Net revenues	35,151	42,448	—	(6,410)	71,189
Gross profit	2,460	12,397	—	(92)	14,765
Operating profit (loss)	1,763	3,164	(459)	(92)	4,376

(1)         Net revenues of the Pharmacy Services segment include approximately $1.9 billion and $1.6 billion of retail co-payments for the three months ended September 30, 2011 and 2010, respectively, as well as $6.0 billion and $5.0 billion of retail co-payments for the nine months ended September 30, 2011 and 2010, respectively.

(2)         Intersegment eliminations relate to two types of transactions: (i) Intersegment revenues that occur when Pharmacy Services segment customers use Retail Pharmacy segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services segment customers, through the Company’s intersegment activities (such as the Maintenance Choice™ program), elect to pick-up their maintenance prescriptions at Retail Pharmacy segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. As a result, both the Pharmacy Services and the Retail Pharmacy segments include the following results associated with this activity: net revenues of $657 million and $489 million for the three months ended September 30, 2011 and 2010, respectively, and $1.8 billion and $1.3 billion for the nine months ended September 30, 2011 and 2010, respectively; gross profit and operating profit of $42 million and $39 million for the three months ended September 30, 2011 and 2010, respectively, and $117 million and $92 million for the nine months ended September 30, 2011 and 2010, respectively.

(3)         The results of the Pharmacy Services segment for the three and nine months ended September 30, 2010 have been revised to reflect the results of TheraCom as discontinued operations.

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2011	2010(4)	2011	2010(4)

Net revenues	$14,798	$11,762	$43,000	$35,151
Gross profit	914	873	2,263	2,460
Gross profit % of net revenues	6.2%	7.4%	5.3%	7.0%
Operating expenses	257	227	767	697
Operating expense % of net revenues	1.7%	1.9%	1.8%	2.0%
Operating profit	657	646	1,496	1,763
Operating profit % of net revenues	4.4%	5.5%	3.5%	5.0%

Net revenues(1):
Mail choice(2)	$4,741	$4,071	$13,715	$12,010
Pharmacy network(3)	10,003	7,615	29,116	22,915
Other	54	76	169	226
Pharmacy claims processed(1):
Total	196.7	144.4	563.7	436.0
Mail choice(2)	17.5	16.2	52.8	47.6
Pharmacy network(3)	179.2	128.2	510.9	388.4
Generic dispensing rate(1):
Total	74.3%	72.0%	74.0%	71.1%
Mail choice(2)	65.0%	62.4%	64.4%	60.8%
Pharmacy network(3)	75.3%	73.1%	75.0%	72.3%
Mail choice penetration rate	21.8%	26.3%	22.8%	25.7%

(1)         Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)         Mail choice is defined as claims filled at a Pharmacy Services’ mail facility, which include specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)         Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores, but excluding Maintenance Choice activity.

(4)         The results of the Pharmacy Services segment for the three and nine months ended September 30, 2010 have been revised to reflect the results of TheraCom as discontinued operations.

EBITDA and EBITDA per Adjusted Claim

(Unaudited)

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

The following is a reconciliation of operating profit to EBITDA for the Pharmacy Services segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per adjusted claim amounts	2011	2010(1)	2011	2010(1)

Operating profit	$657	$646	$1,496	$1,763
Depreciation and amortization	112	98	317	291
EBITDA	769	744	1,813	2,054
Adjusted claims	229.2	173.9	661.7	522.7
EBITDA per adjusted claim	$3.35	$4.27	$2.74	$3.93

(1)         The results of the Pharmacy Services segment for the three and nine months ended September 30, 2010 have been revised to reflect the results of TheraCom as discontinued operations.

Supplemental Information

(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy segment’s performance for the respective periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2011	2010	2011	2010

Net revenues	$14,693	$14,159	$44,106	$42,448
Gross profit	4,306	4,181	12,860	12,397
Gross profit % of net revenues	29.3%	29.5%	29.2%	29.2%
Operating expenses	3,183	3,142	9,401	9,233
Operating expense % of net revenues	21.7%	22.2%	21.3%	21.8%
Operating profit	1,123	1,039	3,459	3,164
Operating profit % of net revenues	7.6%	7.3%	7.8%	7.5%

Net revenue increase:
Total	3.8%	4.1%	3.9%	3.8%
Pharmacy	3.6%	4.3%	4.2%	4.4%
Front store	4.2%	3.6%	3.3%	2.5%
Same store sales increase:
Total	2.3%	2.5%	2.3%	2.3%
Pharmacy	2.4%	3.0%	2.8%	3.2%
Front store	2.0%	1.4%	1.1%	0.4%
Generic dispensing rate	75.7%	73.5%	75.5%	72.8%
Pharmacy % of total revenues	68.5%	68.7%	68.5%	68.4%
Third party % of pharmacy revenue	97.9%	97.3%	97.8%	97.3%
Retail prescriptions filled	161.0	157.7	488.9	472.5

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2010 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

	Year Ending
In millions, except per share amounts	December 31, 2011

Income before income tax provision	$5,671	$5,749
Amortization	453	453
Adjusted income before income tax provision	6,124	6,202
Adjusted income tax provision	2,401	2,426
Adjusted income from continuing operations	3,723	3,776
Net loss attributable to noncontrolling interest	4	4
Adjusted income from continuing operations attributable to CVS Caremark	$3,727	$3,780
Weighted average diluted common shares outstanding	1,345	1,345
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$2.77	$2.81

Free Cash Flow Guidance

(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2010 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

	Year Ending
In millions	December 31, 2011

Net cash provided by operating activities	$5,500	$5,600
Subtract: Additions to property and equipment	(2,075)	(1,950)
Add: Proceeds from sale-leaseback transactions	600	575
Free cash flow	$4,025	$4,225